Exhibit 10.3



                            UNITED STATES OF AMERICA
                                   Before the
                          OFFICE OF THRIFT SUPERVISION



-------------------------------
In the Matter of               )                Order No.:  WN-09-031
                               )
LOS PADRES BANK                )                Effective Date: October 14, 2009
                               )
Solvang, California            )
OTS Docket No. 07935           )
-------------------------------


                            ORDER TO CEASE AND DESIST

     WHEREAS, Los Padres Bank, Solvang, California, OTS Docket No. 07935 (Association), by and through its Board of Directors (Board), has executed a Stipulation and Consent to the Issuance of an Order to Cease and Desist (Stipulation); and

     WHEREAS, the Association, by executing the Stipulation, has consented and agreed to the issuance of this Order to Cease and Desist (Order) by the Office of Thrift Supervision (OTS) pursuant to 12 U.S.C. ss. 1818(b); and

     WHEREAS, pursuant to delegated authority, the OTS Regional Director for the Western Region (Regional Director) is authorized to issue Orders to Cease and Desist where a savings association has consented to the issuance of an order.

     NOW, THEREFORE, IT IS ORDERED that:

Cease and Desist.
-----------------
1. The Association and its directors, officers, and employees shall cease and desist from any action (alone or with others) for or toward, causing, bringing about, participating in, counseling, or aiding and abetting the unsafe or unsound practices that resulted in deteriorating asset quality, deficient earnings, and inadequate capital at the Association.





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
Capital.
--------

2. By November 6, 2009, the Association shall have and maintain "adequately capitalized" status as defined at 12 C.F.R. ss. 565.4(b)(2).

3. By December 31, 2009, the Association shall meet and maintain a Tier One Core Capital Ratio of at least eight percent (8%) and a Total Risk-Based Capital ratio of at least twelve percent (12%).

4. By October 30, 2009, the Association shall submit a written plan to address how the Association will meet and maintain the capital ratios set forth in Paragraph 3 of this Order (Capital Plan) to the Regional Director for review and comment. The Capital Plan shall, at a minimum:

     (a) take into consideration the requirements and restrictions imposed by this Order;

     (b) detail capital preservation and enhancement strategies with specific narrative goals, which shall result in new equity and a capital infusion;

     (c) consider and address the amount of additional capital that would be necessary to meet the capital requirements of Paragraph 3 of this Order under different forward-looking scenarios involving progressively stressed economic environments;

     (d) identify the specific sources of additional capital;

     (e) detail timeframes by which the additional capital will be raised and provide specific target month-end capital levels;

     (f) provide for alternative sources to strengthen capital, should the primary sources identified under Paragraph (d) of this section not be available; and

     (g) require Management to prepare and submit for Board review at each regular monthly Board meeting a written report on the Association's compliance with the Capital Plan and the Association's current capital levels and ratios (Capital Status Report).




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5.  Within  fifteen  (15) days of  receipt  of any  comments  from the  Regional
Director, the Board shall make the changes, if any, to the Capital Plan required by the Regional Director. Thereafter, the Board shall adopt and ensure that the Association implements and complies with the Capital Plan. Within five (5) days of the Board meeting at which it was adopted, the Association shall provide a copy of the Capital Plan adopted by the Board to the Regional Director.

6. On the first (1st) and fifteenth (15th) of each month, beginning with the month of December 2009, Senior Executive Officers(1) (Management) shall provide the Regional Director and the Board with written updates on the status of the steps taken by the Association to comply with the Capital Plan (Capital Updates).

7. Within thirty (30) days after the end of the month, beginning with the month of November 2009, Management shall also provide monthly variance reports to the Regional Director and the Board that describe the Association's compliance with the Capital Plan (Monthly Capital Plan Variance Reports). The Monthly Capital Plan Variance Reports shall: (a) detail actual operating results versus projected results; (b) include detailed explanations of any material deviations; and (c) include a description of the specific corrective actions or measures that have been implemented or are proposed to address each material deviation.

8. The Board's review of the Capital Updates, the Monthly Capital Plan Variance Reports and its evaluation of Management and the Association's compliance with the elements of the Capital Plan shall be thoroughly documented in the Board meeting minutes. The Association shall submit the Board meeting minutes to the Regional Director within five (5) days of the Board meeting.




----------------------
(1) The term Senior Executive Officer is defined at 12 C.F.R. ss. 563.555.


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9. By  October  30,  2009,  the  Association  shall  prepare  and submit for the
Regional   Director's  review  and  comment  a  written  Contingency  Plan.  The
Contingency Plan shall detail the actions to be taken, with specific time frames, to achieve one of the following results by the later of the date of receipt of all required regulatory approvals or sixty (60) days after the implementation of the Contingency Plan: (a) merger with, or acquisition by, another federally insured depository institution or holding company thereof; or
(b) voluntary liquidation by filing an appropriate application with the OTS in conformity with federal laws and regulations. The Board shall make any changes to the Contingency Plan required by the Regional Director within twenty (20) days after being notified of such changes and provide a copy of the revised Contingency Plan to the Regional Director. The Association shall implement the Contingency Plan at the direction of the Regional Director.

Allowance for Loan and Lease Losses.
------------------------------------

10. By November 30, 2009, the Association shall submit to the Regional Director for review and comment a revised Allowance for Loan and Lease Loss Policy (ALLL Policy) to ensure that the Association appropriately identifies and reports ALLL. At a minimum, the ALLL Policy shall:

     (a) conform to generally accepted accounting principles and applicable regulatory requirements and guidance(2) and be appropriate for the size of the Association and the complexity of its loan portfolio; and

     (b) specifically incorporate an appropriate migration analysis to support loss factors for all Pass, Watch, Special Mention and adversely classified asset categories.

11. Within fifteen (15) days of receiving any comments from the Regional Director, the Board shall make the changes, if any, to the ALLL Policy required by the Regional Director. Thereafter, the Board shall adopt and ensure that the Association implements and complies with the ALLL Policy. Within five (5) days of the Board meeting at which it was adopted, the Association shall provide a copy of the ALLL Policy adopted by the Board to the Regional Director.




----------------------
(2) See 12 C.F.R. ss. 560.160; Section 261 of OTS Examination Handbook (Adequacy of Valuation Allowances); OTS CEO Letter No. 250: Interagency Policy Statement on the Allowance for Loan and Lease Losses And Questions and Answers on Accounting for Loan and Lease Losses (2006 ALLL Policy Statement); and OTS CEO Letter No. 304: ALLL - Observed Thrift Practices Including Sound Practices; and Statement of Financial Accounting Standards (SFAS) Nos. 5 and 114.


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Liquidity Policy.
-----------------

12. By November 30, 2009, the Association shall submit to the Regional Director a comprehensive Liquidity Policy. The Liquidity Policy shall contain specific Board strategies for ensuring that the Association maintains adequate short-term and long-term liquidity to withstand any anticipated or extraordinary demand against its funding base. At a minimum, the Liquidity Policy must include: (a) a cash flow analysis that includes reasonable assumptions, identifies anticipated funding needs and the sources of liquidity to meet those needs, considers the level and maturity of brokered deposits, and addresses potential contingent liabilities; and (b) identification of alternative funding sources to meet extraordinary demands. Such alternative funding sources must consider, at a minimum, the selling of assets, obtaining lines of credits from correspondent institutions, recovering charged-off assets, and injecting additional equity capital. Further, the Liquidity Policy shall require provision of liquidity reports to the Board and the Regional Director in a frequency satisfactory to the Regional Director.

13. Within fifteen (15) days of receipt of any comments from the Regional Director, the Board shall make the changes, if any, to the Liquidity Policy required by the Regional Director. Thereafter, the Board shall ensure that the Association implements and complies with the Liquidity Plan. Within five (5) days of the Board meeting at which it was adopted, the Association shall provide a copy of the Liquidity Plan adopted by the Board to the Regional Director.




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

14. Any request to modify the Liquidity Plan shall be submitted to the Regional Director for review and written non-objection at least thirty (30) days prior to the proposed date to implement any such modification.

Internal  Asset Review Policy.
------------------------------

15. By November 30, 2009, the Association shall submit to the Regional Director for review and comment a revised comprehensive Internal Asset Review Policy (the IAR Policy) that is commensurate with the Association's size, risk, and the complexity of its lending and investment activities, that is consistent with the requirements of OTS Chief Executive Officer Memorandum No. 140, 12 C.F.R. ss.
560.160 and OTS Examination Handbook Section 260 to ensure the timely classifications of assets, and that is designed to focus on the Association's commercial lending and commercial loan portfolio.

16. To ensure the independence of the IAR function, the IAR Policy shall require loan underwriting, servicing, and purchasing functions to be segregated from the credit review function, except for common oversight of all functions by members of Management.

17. The IAR Policy shall, at a minimum, require Management to conduct quarterly reviews of classified assets and to prepare quarterly reports to the Board, to be submitted in writing within forty-five (45) days after the close of each calendar quarter, beginning with the quarter ending on December 31, 2009, regarding the status and resolution of each classified asset. The Board shall conduct its review of the quarterly reports required by this Paragraph within thirty (30) days of receipt of the quarterly reports from Management. The IAR Policy shall require that the Board fully document its review of the IAR Policy results in the appropriate Board meeting minutes.

18. Within fifteen (15) days of receiving any comments from the Regional Director, the Board shall make the changes, if any, to the IAR Policy required by the Regional Director. Thereafter, the Board shall adopt and ensure that the Association implements and complies with the IAR Policy. Within five (5) days of the Board meeting at which it was adopted, the Association shall provide a copy of the IAR Policy adopted by the Board to the Regional Director.




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
Classified Asset Reduction Plan.
--------------------------------

19. By November 30, 2009, the Association shall submit to the Regional Director a written comprehensive Classified Asset Reduction Plan that will return asset quality to a level acceptable to the Regional Director and within a time frame satisfactory to the Regional Director. At a minimum, the Classified Asset Reduction Plan shall include:

     (a) targets for the levels of classified assets as a percentage of Tier One Core Capital and ALLL and time frames for each such target;

     (b) a description of the manner and methods for reducing the Association's level of classified assets to the targets set therein; and

     (c) all relevant assumptions and projections and documentation supporting such assumptions and projections.

20. Within fifteen (15) days of receipt of any comments from the Regional Director, the Board shall make the changes, if any, to the Classified Asset Reduction Plan required by the Regional Director. Thereafter, the Board shall adopt and ensure that the Association implements and complies with the Classified Asset Reduction Plan. Within five (5) days of the Board meeting at which it was adopted, the Association shall provide a copy of the Classified Asset Reduction Plan adopted by the Board to the Regional Director.

21. Any request to modify the Classified Asset Reduction Plan shall be submitted to the Regional Director for review and written non-objection at least thirty
(30) days prior to the proposed date to implement any such modification.




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

22. Within forty-five (45) days after the close of each calendar quarter, beginning with the quarter ending December 31, 2009, the Board shall review quarterly variance reports prepared by Management on the Association's compliance with the Classified Asset Reduction Plan (Quarterly Classified Asset Reduction Plan Variance Reports). The Quarterly Classified Asset Reduction Plan Variance Reports shall include actual operating results versus projected results, detailed explanations of any material deviations from the Classified Asset Reduction Plan, and a specific description of the corrective actions or measures that have been implemented, proposed or are under consideration to correct any material deviation.

23. The Board shall provide the Regional Director with a copy of Management's Quarterly Classified Asset Reduction Plan Variance Reports and the Board meeting minutes detailing the Board's review of the Quarterly Classified Asset Reduction Plan Variance Reports, including the identification of any corrective actions adopted by the Board, and the Board's evaluation and assessment of Management and the Association's compliance with the Classified Asset Reduction Plan within ten (10) days after the date of the Board meeting at which the Board's review was conducted.

Concentrations Risk Management Policy.
--------------------------------------

24. By November 30, 2009, the Board shall adopt a Concentrations Risk Management Policy that provides for the assessment, monitoring, and control of the potential concentrations risks for all assets other than conforming Single Family Residential (SFR) loans and for all funding sources, including, but not limited to, brokered deposits, uninsured deposits, Federal Home Loan Bank advances, and other borrowings. The Concentrations Risk Management Policy, at a minimum, shall address:

     (a) the identification and quantification of the nature and level of risk presented by the concentrations;

     (b) specific policy limits by loan category, as a percentage of Tier 1 Core Capital plus ALLL to reflect the level of risk acceptable to the Board based on the Association's market position, historical experience, trade area, probable future loan and funding trends, staff capabilities, and technological resources;




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

     (c) the applicable guidelines OTS CEO Letter No. 245, entitled "Updated Director's Responsibility Guide and Guide to Management Reports";

     (d) the establishment of a portfolio management process to evaluate the overall exposure to economic risk factors and to develop strategic plans to mitigate concentration risk in the event of adverse market conditions;

     (e) appropriate management information systems and data collection to generate Board and Management oversight reports;

     (f) the requirement of stress tests or sensitivity analyses of the identified concentrations and portfolio segments with common risk characteristics, over specific time periods, to quantify the impact of changing economic scenarios on asset quality, earnings, and capital conditions, including, but not limited to, those affecting certain relevant industries or sectors on asset quality, earnings, and capital;

     (g) the development of a management information system that stratifies the Association's concentrations by key factors used in delineating risks and establishment of internal controls to monitor compliance with the concentration limits;

     (h)  the   Board's   periodic   review  and   approval  of  limits  on  the
     concentrations;

     (i) internal controls and internal audit processes sufficient to assess the adequacy of the Association's concentration risk management; and

     (j)  a  specific  plan,   with   identified   timeframes,   to  reduce  the
     Association's existing exposure to commercial real estate loans.


25. Upon the adoption of the Concentrations Risk Management Policy by the Board, the Board shall ensure that Association implements and complies with the Concentrations Risk Management Policy. Within five (5) days from the meeting at which it was adopted, the Board shall provide the Regional Director with a copy of the Concentrations Risk Management Policy adopted by the Board and a certified copy of the Board meeting minutes reflecting the Board's discussion and action.





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Loan Underwriting.
------------------

26. By November 30, 2009, the Association shall submit to the Regional Director for review and comment an enhanced loan modification policy to ensure that loan modifications are done prudently and in a safe and sound manner (Loan Modification Policy). The Loan Modification Policy shall provide, at a minimum, that the:

     (a) loan files adequately document the analysis of the current financial position of borrowers and guarantors, if any, and the ability to repay the modified loan;

     (b) loan files contain appraisals/evaluations that meet regulatory guidelines, including 12 C.F.R. Part 564 and OTS Examination Handbook
     Section 208, and are performed by qualified appraisers/evaluators that have been approved by the Association; and

     (c) transactions are reviewed by independent, qualified personnel to determine that the modifications are appropriately classified and accounted for in accordance with Generally Accepted Accounting Principles.

27. Within fifteen (15) days of receiving any comments from the Regional Director, the Board shall make the changes, if any, to the Loan Modification Policy required by the Regional Director. Thereafter, the Board shall adopt and ensure that the Association implements and complies with the final Loan Modification Policy. Within five (5) days of the Board meeting at which it was adopted, the Association shall provide a copy of the Loan Modification Policy adopted by the Board to the Regional Director.




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Investment Securities and Derivative Instrument Restrictions.
-------------------------------------------------------------

28. Effective immediately, the Association shall not purchase securities or derivative instruments, other than agency-backed securities or securities backed with the full faith and credit of the United States government, without the prior written non-objection of the Regional Director. The Association's written request for written non-objection should be submitted to the Regional Director at least thirty (30) days prior to the proposed purchase of such securities or instruments together with the complete pre-acquisition analysis conducted by the Association.

Schedule CMR Reporting.
-----------------------

29. Effective immediately, the Association shall have and maintain sufficient documentation to support the valuation of self-valued securities as reported in the Thrift Financial Report (TFR) - Schedule CMR. Such documentation shall include, at a minimum, information supporting price discovery for such valuations from independent third-party pricing services or fully documented and supported results of the Association's internal valuation model.

Severance Payments.
-------------------

30. Effective immediately, the Association shall not make any golden parachute payment(3) or prohibited indemnification payment(4) unless, with respect to each such payment, the Association has complied with the requirements of 12 C.F.R.
Part 359.

Directorate and Management Changes.
-----------------------------------

31.  Effective  immediately,   the  Association  shall  comply  with  the  prior
notification requirements for changes in directors and Senior Executive Officers set forth in 12 C.F.R. Part 563, Subpart H.




----------------------
(3) The term "golden parachute payment" is defined at 12 C.F.R. ss 359.1(f).
(4) The term "prohibited indemnification payment" is defined at 12 C.F.R.
    ss 359.1(l).

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
Compensation.
-------------

32. Effective immediately, the Association shall not enter into, renew, extend, or revise any contractual arrangement relating to compensation or benefits for any Senior Executive Officer or Director of the Association, unless it first provides the Regional Director with not less than thirty (30) days prior written notice of the proposed transaction. The notice to the Regional Director shall include a copy of the proposed employment contract or compensation arrangement, or a detailed written description of the compensation arrangement to be offered such Officer or Director, including all benefits and perquisites. The Board shall ensure that any contract, agreement, or arrangement submitted to the Regional Director fully complies with the requirements of 12 C.F.R. Part 359.

Third-Party Contracts.
----------------------

33. Effective immediately, the Association shall not enter into any arrangement or contract with a third party that is significant to the overall operation or financial condition of the Association or outside the Association's normal course of business unless, with respect to each such contract, Association has:
(a) provided Regional Director with a minimum of thirty (30) days prior written notice of such arrangement or contract; (b) determined that the arrangement or contract complies with the standards and guidelines set forth in Thrift Bulletin 82a (TB 82a); and (c) received written notice of non-objection from the Regional Director.

Transactions with Affiliates.
-----------------------------

34. Effective immediately, the Association shall not engage in any transaction with an affiliate unless, with respect to each such transaction, the Association has complied with the notice requirements set forth in 12 C.F.R. ss.
563.41(c)(4), which shall include the information set forth in 12 C.F.R. ss. 563.41(c)(3). The Board shall ensure that any transaction with an affiliate for which notice is submitted pursuant to this Paragraph, complies with the requirements of 12 C.F.R. ss. 563.41 and Regulation W, 12 C.F.R. Part 223.




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Brokered Deposits Restriction.
------------------------------

35. Effective immediately, the Association shall comply with the requirements of 12 C.F.R. ss. 337.6(b) and shall not: (a) accept, renew or roll over any brokered deposit, as that term is defined at 12 C.F.R. ss. 337.6(a)(2); or (b) act as a deposit broker, as that term is defined at 12 C.F.R. ss. 337.6(a)(5).

Growth Restriction.
-------------------

36. Effective immediately, the Association shall not increase its total assets during any quarter in excess of an amount equal to net interest credited on deposit liabilities during the prior quarter without the prior written notice of non-objection of the Regional Director.

Dividend Restriction.
---------------------

37. Effective immediately, the Association shall pay no dividends or make any other capital distributions, as that term is defined in 12 C.F.R. ss. 563.141, without receiving the prior written non-objection of the Regional Director. The Association's written request for written non-objection should be submitted to the Regional Director at least thirty (30) days prior to the anticipated date of the proposed dividend payment or distribution of capital.

Effective  Date, Incorporation of Stipulation.
----------------------------------------------

38. This Order is effective on the Effective Date as shown on the first page. The Stipulation is made a part hereof and is incorporated herein by this reference.

Duration.
---------

39. This Order shall remain in effect until terminated, modified, or suspended by written notice of such action by the OTS, acting by and through its authorized representatives.




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Time Calculations.
------------------

40. Calculation of time limitations for compliance with the terms of this Order run from the Effective Date and shall be based on calendar days, unless otherwise noted.

41. The Regional Director, or an OTS authorized representative, may extend any of the deadlines set forth in the provisions of this Order upon written request by the Association that includes reasons in support for any such extension. Any OTS extension shall be made in writing. Submissions and Notices.

42. All submissions, including any reports, to the OTS that are required by or contemplated by this Order shall be submitted within the specified timeframes.

43. Except as otherwise provided herein, all submissions, requests, communications, consents or other documents relating to this Order shall be in writing and sent by first-class U.S. mail (or by reputable overnight carrier, electronic facsimile transmission or hand delivery by messenger) addressed as follows:

        (a)     To the OTS:
                -----------

                C.K. Lee, Regional Director
                Office of Thrift Supervision, Western Region
                225 E. John Carpenter Freeway, Suite 500
                Irving, TX 75062-2326

                With a copy to:
                ---------------

                Tony Jardieu, Assistant Director
                Office of Thrift Supervision, Western Region
                225 E. John Carpenter Freeway, Suite 500
                Irving, TX 75062-2326

        (b)     To the Association:
                -------------------

                Craig J. Cerny, Chairman
                Los Padres Bank
                610 Alamo Pintado Road
                Solvang, CA 93463




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No Violations Authorized.
-------------------------

44. Nothing in this Order or the Stipulation shall be construed as allowing the Association, its Board, officers, or employees to violate any law, rule, or regulation.

IT IS SO ORDERED.


                                           OFFICE OF THRIFT SUPERVISION


                                           By: /s/
                                               ---------------------------------
                                               C.K. Lee
                                               Regional Director, Western Region

                                           Date: See Effective Date on page 1





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